                                                                     EXHIBIT 4.3

        THESE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS DESCRIBED ON THE
                                 REVERSE HEREOF

     Incorporated Under the Laws of the State of Delaware, January 25, 1995

      NUMBER                                                     SHARES
       G-1                                                      7,003,889

                                TICKETS.COM, INC.

             Authorized Capital Stock 270,000,000 Shares as follows:
              225,000,000 Shares Common Stock, Par Value $0.000225
             45,000,000 Shares Preferred Stock, Par Value $0.000225

        THIS CERTIFIES THAT - GENERAL ATLANTIC PARTNERS 74, L.P. - is the record holder of Seven Million, Three Thousand, Eight Hundred Eighty-nine (7,003,889) Shares of SERIES G SENIOR CUMULATIVE REDEEMABLE CONVERTIBLE PARTICIPATING PREFERRED STOCK of TICKETS.COM, INC., transferable only on the books of this Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned.

        This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Amended and Restated Certificate of Incorporation, the Certificate of the Powers, Designations, Preferences and Rights of the Series G Senior Cumulative Redeemable Convertible Participating Preferred Stock, and the Amended and Restated Bylaws of this Corporation and any amendments thereto, to all of which the holder of this Certificate, by acceptance hereof, assents.

        The shares represented by this Certificate are convertible into shares of common stock at any time at the election of the holder thereof and shall be automatically converted into Common Stock, Par Value $0.000225, of this Corporation upon the occurrence of certain events as set forth in the Certificate of the Powers, Designations, Preferences and Rights of the Series G Senior Cumulative Redeemable Convertible Participating Preferred Stock. A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of this Corporation and upon the holders thereof may be obtained by any stockholder upon request and without charge, at the principal office of this Corporation, and this Corporation will furnish the holder of this Certificate, upon request and without charge, a copy of such statement.

        IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers this March 15, 2002.


__________________________________           __________________________________
Paul A. Rowe,  Secretary                     Ronald Bension, President

        THESE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS DESCRIBED ON THE
                                 REVERSE HEREOF

     Incorporated Under the Laws of the State of Delaware, January 25, 1995

      NUMBER                                                      SHARES
       G-2                                                        124,524

                                TICKETS.COM, INC.

             Authorized Capital Stock 270,000,000 Shares as follows:
              225,000,000 Shares Common Stock, Par Value $0.000225
             45,000,000 Shares Preferred Stock, Par Value $0.000225

        THIS CERTIFIES THAT - GAPSTAR, LLC. - is the record holder of One Hundred Twenty-four Thousand, Five Hundred Twenty-four (124,524) Shares of SERIES G SENIOR CUMULATIVE REDEEMABLE CONVERTIBLE PARTICIPATING PREFERRED STOCK of TICKETS.COM, INC., transferable only on the books of this Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned.

        This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Amended and Restated Certificate of Incorporation, the Certificate of the Powers, Designations, Preferences and Rights of the Series G Senior Cumulative Redeemable Convertible Participating Preferred Stock, and the Amended and Restated Bylaws of this Corporation and any amendments thereto, to all of which the holder of this Certificate, by acceptance hereof, assents.

        The shares represented by this Certificate are convertible into shares of common stock at any time at the election of the holder thereof and shall be automatically converted into Common Stock, Par Value $0.000225, of this Corporation upon the occurrence of certain events as set forth in the Certificate of the Powers, Designations, Preferences and Rights of the Series G Senior Cumulative Redeemable Convertible Participating Preferred Stock. A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of this Corporation and upon the holders thereof may be obtained by any stockholder upon request and without charge, at the principal office of this Corporation, and this Corporation will furnish the holder of this Certificate, upon request and without charge, a copy of such statement.

        IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers this March 15, 2002.


__________________________________           __________________________________
Paul A. Rowe,  Secretary                     Ronald Bension, President

        THESE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS DESCRIBED ON THE
                                 REVERSE HEREOF

     Incorporated Under the Laws of the State of Delaware, January 25, 1995

      NUMBER                                                      SHARES
       G-3                                                       1,346,163

                                TICKETS.COM, INC.

             Authorized Capital Stock 270,000,000 Shares as follows:
              225,000,000 Shares Common Stock, Par Value $0.000225
             45,000,000 Shares Preferred Stock, Par Value $0.000225

        THIS CERTIFIES THAT - GAP COINVESTMENT PARTNERS II, L.P. - is the record holder of One Million, Three Hundred Forty-six Thousand, One Hundred Sixty-three (1,346,163) Shares of SERIES G SENIOR CUMULATIVE REDEEMABLE CONVERTIBLE PARTICIPATING PREFERRED STOCK of TICKETS.COM, INC., transferable only on the books of this Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned.

        This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Amended and Restated Certificate of Incorporation, the Certificate of the Powers, Designations, Preferences and Rights of the Series G Senior Cumulative Redeemable Convertible Participating Preferred Stock, and the Amended and Restated Bylaws of this Corporation and any amendments thereto, to all of which the holder of this Certificate, by acceptance hereof, assents.

        The shares represented by this Certificate are convertible into shares of common stock at any time at the election of the holder thereof and shall be automatically converted into Common Stock, Par Value $0.000225, of this Corporation upon the occurrence of certain events as set forth in the Certificate of the Powers, Designations, Preferences and Rights of the Series G Senior Cumulative Redeemable Convertible Participating Preferred Stock. A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of this Corporation and upon the holders thereof may be obtained by any stockholder upon request and without charge, at the principal office of this Corporation, and this Corporation will furnish the holder of this Certificate, upon request and without charge, a copy of such statement.

        IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers this March 15, 2002.


________________________________             __________________________________
Paul A. Rowe,  Secretary                     Ronald Bension, President

FOR VALUE RECEIVED, ___________________________________ HEREBY SELLS, ASSIGNS
AND TRANSFERS UNTO ___________________________________,
_____________________________________________________ (_____________) SHARES
REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ___________________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED ____________________________, 20___


                    ___________________________________
                             (STOCKHOLDER)

IN PRESENCE OF:
                             ________________________________
                             (Witness)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.